Exhibit 5.1

January 12, 2023

Inflection Point Acquisition Corp.

34 East 51st Street, 5th Floor
New York, New York 10022

Registration Statement on Form S-4 (File No. 333-267846)

Ladies and Gentlemen:

We have acted as New York counsel to Inflection Point Acquisition Corp., a Cayman Islands exempted company (“Inflection Point” or the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of Inflection Point’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an annex, exhibit or schedule thereto), including the proxy statement/prospectus forming a part thereof, relating to, among other things, (1) the domestication of Inflection Point (the “Domestication”) as a Delaware corporation in accordance with the Delaware General Corporation Law (“DGCL”), the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the amended and restated memorandum and articles of association of Inflection Point (as may be amended from time to time, the “Cayman Constitutional Documents”); (2) the transactions contemplated by the Business Combination Agreement, dated as of September 16, 2022 (the “Business Combination Agreement”), by and between Inflection Point and Intuitive Machines, LLC, a Texas limited liability company (referred to herein prior to the Business Combination (as defined below) as “Intuitive Machines,” and, subsequent to the Business Combination, as “Intuitive Machines OpCo”), in which, following the Domestication, (a) Inflection Point will acquire equity securities and become the managing member of Intuitive Machines OpCo and (b) Inflection Point will issue voting equity securities without economic rights to the existing members of Intuitive Machines prior to the Closing, pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, resulting in a combined company organized in an umbrella partnership C corporation structure, in which substantially all of the assets and the business of the combined company will be held by Intuitive Machines OpCo; and (3) the other transactions contemplated by the Business Combination Agreement and documents related thereto (such transactions described in clauses (1), (2) and (3), the “Business Combination”). In connection with the Business Combination, Inflection Point will be renamed “Intuitive Machines, Inc.” Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

Immediately prior to the Domestication, pursuant to the Cayman Constitutional Documents, each of the 8,243,750 Class B ordinary shares, par value $0.0001 per share, of Inflection Point then issued and outstanding will automatically convert into one Class A ordinary share, par value $0.0001 per share, of Inflection Point (each an “Inflection Point Class A Ordinary Share”). Immediately following such conversion, Inflection Point intends to effect a deregistration under the Companies Act and a domestication under Section 388 of the DGCL, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Domestication as “New Intuitive Machines.”

Inflection Point Acquisition Corp.

January 12, 2023

Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Effective Time”), among other things: (i) each of the then issued and outstanding Inflection Point Class A Ordinary Shares will convert automatically, on a one-for-one basis, into one share of Class A common stock, par value $0.0001 per share, of New Intuitive Machines (the “New Intuitive Machines Class A Common Stock”); (ii) each then issued and outstanding Public Warrant of Inflection Point will automatically become a New Intuitive Machines Warrant exercisable for one share of New Intuitive Machines Class A Common Stock on the same terms as the Public Warrants; (iii) each Inflection Point Unit issued and outstanding as of immediately prior to the Domestication will automatically be canceled and each holder will receive one share of New Intuitive Machines Class A Common Stock and one-half of one New Intuitive Machines Warrant exercisable for one share of New Intuitive Machines Class A Common Stock on the same terms as the Public Warrants, per Inflection Point Unit held immediately prior to the Domestication; and (iv) each Private Placement Warrant of Inflection Point will automatically become a New Intuitive Machines Warrant exercisable for one share of New Intuitive Machines Class A Common Stock on the same terms as the Private Placement Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933 (the “Securities Act”), and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus, any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the New Intuitive Machines Class A Common Stock and the New Intuitive Machines Warrants.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of Inflection Point as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(i)	the Registration Statement;

(ii)	the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(iii)	the form of certificate of incorporation of the Company to become effective upon consummation of the Domestication, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);

(iv)	the form of bylaws of the Company to become effective upon consummation of the Domestication, filed as Exhibit 3.3 to the Registration Statement (the “Bylaws”);

(v)	the form of certificate of domestication, filed as Exhibit 3.5 to the Registration Statement (the “Certificate of Domestication”);

(vi)	the plan of domestication, filed as Exhibit 2.2 to the Registration Statement (the “Plan of Domestication”);

(vii)	An executed copy of the Warrant Agreement, dated September 21, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”);

(viii)	the form of warrant certificate (included in the Warrant Agreement); and

(ix)	Resolutions of the board of directors of the Company dated September 16, 2022, relating to, among other things, the Registration Statement, the Domestication and the other transactions of the Business Combination.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Inflection Point Acquisition Corp.

January 12, 2023

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Business Combination Agreement, the Business Combination, including the Domestication, the Certificate of Incorporation and Bylaws; (iii) that all conditions precedent to the closing of the Business Combination have been satisfied or will have been satisfied or otherwise waived; and (iv) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2. The Certificate of Domestication, in the form attached as Exhibit 3.5 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

3. The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

4. The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time; and

5. The other transactions contemplated by the Business Combination Agreement to be consummated as part of, concurrent with or prior to the Business Combination will have been consummated.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding Inflection Point Class A Ordinary Share, including each such share that is part of an Inflection Point Unit that will be cancelled upon the Effective Time, will convert automatically into one share of New Intuitive Machines Class A Common Stock that will have been duly authorized by all requisite corporate action on the part of New Intuitive Machines under the DGCL and that will be validly issued, fully paid and nonassessable.

2. Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding Public Warrant of Inflection Point, including each such warrant that is part of an Inflection Point Unit that will be cancelled upon the Effective Time, will become one New Intuitive Machines Warrant that will have been duly authorized by all requisite corporate action on the part of New Intuitive Machines under the DGCL and will constitute valid and binding obligations of New Intuitive Machines, enforceable against New Intuitive Machines in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

Inflection Point Acquisition Corp.

January 12, 2023

3. Upon the Effective Time, pursuant to the Plan of Domestication, each issued and outstanding Private Placement Warrant of Inflection Point will become one New Intuitive Machines Warrant that will have been duly authorized by all requisite corporate action on the part of New Intuitive Machines under the DGCL and will constitute valid and binding obligations of New Intuitive Machines, enforceable against New Intuitive Machines in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

4. Upon the Effective Time, pursuant to the Plan of Domestication, the shares of New Intuitive Machines Class A Common Stock issuable upon exercise of the New Intuitive Machines Warrants that will have been duly authorized by all requisite action on the part of New Intuitive Machines under the DGCL, will have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, and when such shares of New Intuitive Machines Class A Common Stock have been issued, delivered and paid for upon exercise of the New Intuitive Machines Warrants in accordance with the terms thereof, they will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Plan of Domestication, the Business Combination Agreement or any warrant certificate or Warrant Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(b) we do not express any opinion with respect to the enforceability of any provision contained in any warrant certificate or Warrant Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of waiving or altering any statute of limitations; and

(c) we have assumed that Continental Stock Transfer & Trust Company has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed due authorization by all requisite action, corporate or other, and the execution and delivery by Continental Stock Transfer & Trust Company of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of Continental Stock Transfer & Trust Company, enforceable against Continental Stock Transfer & Trust Company in accordance with its terms.

Inflection Point is a Cayman Islands exempted company that will be redomesticated as a Delaware corporation pursuant to the Domestication, and we have not considered, and we express no opinion as to, any law other than the DGCL.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the common stock and warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the securities appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ White & Case LLP

White & Case LLP

JR:MEC:RED:RO:AL

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